UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

FLUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2020, Fluent, Inc. (the "Company") held its 2020 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the total number of shares represented in person or by proxy was 65,932,346 of the 76,230,968 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting as of the April 24, 2020 record date. The following matters were voted upon at the Annual Meeting:

The election of five directors to serve for a one year term until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Ryan Schulke	52,261,508	846,112	10,912	12,813,814
Matthew Conlin	51,569,247	1,538,623	10,662	12,813,814
Andrew Frawley	45,118,947	7,982,379	17,206	12,813,814
Donald Mathis	44,539,497	8,564,529	14,506	12,813,814
Barbara Shattuck Kohn	52,238,332	868,196	12,004	12,813,814

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstain
65,564,420	320,453	47,473

A non-binding advisory vote to approve the Company’s named executive officers’ compensation:

For	Against	Abstain	Broker Non-Vote
50,870,793	2,095,363	152,376	12,813,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

June 4, 2020	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer